HOLLYWOOD ENTERTAINMENT CORPORATION

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 30, 1998, by and among Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), and certain stockholders of Reel.com, Inc., a Delaware corporation ("Reel"), listed on Exhibit A (the "Purchasers").


                                    ARTICLE I
                         AUTHORIZATION AND SALE OF STOCK

     Section 1.1 Sale of the Stock. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company will issue and sell to each Purchaser, and each Purchaser will purchase, in the respective amounts set forth on Exhibit A, an aggregate of 5,000,000 shares of Common Stock from the Company (the "Stock"), at a purchase price per share of $13.50 this Agreement for an aggregate purchase price of $67,500,000.00.

                                   ARTICLE II
                             CLOSING DATE; DELIVERY

     Section 2.1 Closing Date. Subject to the satisfaction of the terms and conditions hereof, the consummation of the purchase and sale of the Stock hereunder (the "Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP at 10:00 a.m., on August 31, 1998 or at such other time and place as the Company and each Purchaser mutually agree upon in writing (the "Closing Date").

     Section 2.2 Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check or by wire transfer to the Company's bank account.

     Section 2.3 Consummation of Closing. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

     Section 3.1 Organization The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, property or results of operations (a "Material Adverse Effect") of the Company.

     Section 3.2 Valid Issuance of Common Stock; Compliance with Securities Laws. The Stock, when issued and paid for in accordance with this Agreement will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws.

     Section 3.3 Authority; No Conflict; Required Filings and Consents.

          (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (b) The execution and delivery by the Company of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations, including, without limitation, any filings and compliance with any notice period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which, if not obtained or made, could prohibit the matters covered by this Agreement or could be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     Section 3.4 Commission Filings; Financial Statements.

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") and made available to each Purchaser or its representatives all forms, reports and documents required to be filed by the Company with the Commission since December 31, 1996 (collectively, the "Company Commission Reports"). The Company Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the Company Commission Reports, including any such Report filed after the date of this Agreement until the Closing, complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 3.5 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, including but not limited to statutes, laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively, "Environmental Laws"), except for failures to comply or violations which would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     Section 3.6 Stockholders Consent. No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement or to consummate the transactions contemplated hereby and thereby.

     Section 3.7 Litigation. Except as otherwise disclosed in the Company Commission Reports, and the Company Disclosure Schedule attached as Exhibit C hereto, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such), which, if determined adversely to the Company, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and (ii) there is no judgment, decree or order against the Company, or, to the knowledge of the Company, after reasonable investigation, any of its respective directors or officers (in their capacities as such) relating to the business of the Company, the presence of which would have Material Adverse Effect with respect the Company and its subsidiaries, taken as a whole.

     Section 3.8 Intellectual Property. Except as disclosed in the Company Commission Reports, the Company owns or possesses, or reasonably believes that it can acquire on commercially reasonable terms, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets necessary to conduct the business now conducted by the Company, and the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology, know-how or trade secrets that would result in a Material Adverse Effect; and, to the Company's knowledge, the discoveries, inventions, products, services or processes used in the Company's business do not, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, which infringement or conflict would result in a Material Adverse Effect.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby represents and warrants to the Company, at and as of the date of this Agreement and at and as of the Closing, as follows:

     Section 4.1 Authority. Each Purchaser has now, and will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to purchase the Stock hereunder, and to perform its obligations under the terms of this Agreement.

     Section 4.2 Authorization. All corporate action on the part of each Purchaser necessary for the purchase of the Stock and the performance of each Purchaser's obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by the Purchasers, will constitute a valid and legally binding obligation of each Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except insofar as the availability of equitable remedies may be limited.

     Section 4.3 Purchase Entirely for Own Account. This Agreement is made with each Purchaser in reliance upon each Purchaser's representation to the Company, which by each Purchaser's execution of this Agreement, each Purchaser hereby confirms, that the Stock to be acquired by each Purchaser will be acquired for investment for each Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that each Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock. Each Purchaser has not been formed for the specific purpose of acquiring the Stock.

     Section 4.4 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Stock. Purchaser is not a "broker" or a "dealer" as defined in the Exchange Act

     Section 4.5 Restricted Securities. Each Purchaser understands that the Stock is characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, each Purchaser must hold the Stock indefinitely unless it is registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and other requirements relating to the Company which are outside of each Purchaser's control, and which the Company is under no obligation and may not be able to satisfy. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each purchaser further acknowledges that the Stock is subject to a Registration Rights and Disposition Restriction Agreement of even date herewith.

     Section 4.6 Legends. Each Purchaser understands that the Stock, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

               (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM

REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required pursuant to the terms of the Registration Rights and Disposition Restriction Agreement of even date herewith between the Company, the Purchasers and certain Company stockholders.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     Section 5.1 Conditions to each Purchasers' Obligations. The obligation of each Purchaser to purchase the Stock at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Article III hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          (b) Compliance Certificate. The President of the Company shall deliver to each Purchaser at the Closing a certificate certifying that the conditions specified in Section 5.1(a) have been fulfilled and stating that there shall have been no material adverse change in the business, operations, properties, assets or financial condition of the Company since the date of this Agreement.

          (c) Opinion of Company's Counsel. Each Purchaser shall have received from Brobeck, Phleger and Harrison, L.P., counsel to the Company, an opinion addressed to each Purchaser, dated the Closing Date, substantially in the form of Exhibit B attached hereto.

          (d) Qualifications. The offer and sale of the Stock to the Purchasers pursuant to this Agreement shall be exempt from registration or qualification under federal and state securities laws. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Stock shall have been duly obtained and shall be effective on and as of the Closing Date.

          (e) Registration Rights. The Company and the Purchasers shall enter into a Registration Rights and Disposition Restriction Agreement of even date herewith (the "Rights Agreement"), which shall include the Stock as Registrable Securities (as defined therein).

          (f) Minimum Closing. The Purchasers shall have purchased a minimum of 5,000,000 shares of Stock at the Closing.

          (g) Listing of Additional Shares. Upon the Closing the Company shall have filed with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the Stock.

          (h) HSR Act. The Parties shall have obtained any necessary HSR Act clearance.

          (i) Closing of Merger. The Parties shall have closed the Merger which is contemplated in the Agreement and Plan of Merger dated as of July 30, 1998 between the Company and Reel.

     Section 5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Stock at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties of the Purchasers in Article IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date; and the Purchasers shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

          (b) Qualifications. The offer and sale of the Stock to each Purchaser pursuant to this Agreement shall be exempt from registration or qualification under federal and state securities laws. All other authorizations, approvals or permits of any other governmental authority that are required in connection with the lawful issuance and sale of the Stock shall have been duly obtained and shall be effective on and as of the Closing Date.

          (c) Minimum Closing. The Purchasers shall have purchased a minimum of 5,000,000 shares of Stock at the Closing.

          (d) Registration Rights. The Company and the Purchasers shall enter into the Rights Agreement, which shall include the Stock as Registrable Securities (as defined therein).

          (e) HSR Act. The Parties shall have obtained any necessary HSR Act clearance.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

     Section 6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

     Section 6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     Section 6.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Purchaser.

     Section 6.5 Notices and Other Communications. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or each Purchaser as the case may be at the following address:

     To the Company:     Hollywood Entertainment Corporation
                         25600 S.W. Parkway Center Dr.
                         Wilsonville, OR 97070
                         Attn:  General Counsel
                         Facsimile:  (503) 570-1701


     With a copy at the same address to the attention of the General Counsel and Secretary.


     To each Purchaser at its respective address listed on Exhibit A.

     With a copy to:     Venture Law Group
                         A Professional Corporation
                         2775 Sand Hill Road
                         Menlo Park, California 94025
                         Attn.:  Joshua L. Green
                         Facsimile:  (415) 233-8386


or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth
(5th) business day
after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

     Section 6.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     Section 6.7 Separability of Agreements; Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 6.8 Finder's Fees.

          (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold each Purchaser harmless of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

          (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser, or any of its employees or representatives, is responsible.

     Section 6.9 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA

CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     Section 6.11 Expenses. At the Closing, the Company and the Purchasers shall each pay their own expenses, including attorney's fees, in connection with the matters described herein.

     Section 6.12 Attorneys' Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

     Section 6.13 Protection of Confidential Information. Confidential or proprietary information disclosed by any party under this Agreement, as well as the terms of this Agreement, the Merger Agreement and the terms of the investment by the Purchasers' and Intel Corporation (the "Intel") in the Company (subject to Section 6.14 below), shall be considered confidential information (the "Confidential Information") and shall not be disclosed by any party hereto to any third party. The Company shall immediately notify the other parties of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that any party is requested or becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other party (the "Non-Disclosing Parties") with prompt written notice of that fact so that the Non-Disclosing Parties may seek (with the cooperation and reasonable efforts or the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that the confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Parties. The provisions of this Section 6.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transaction contemplated hereby.

     Section 6.14 Disclosure of Terms: Press Release. The Company shall not issue any press release or make any other announcement to the general public or in any professional or trade publication regarding this Agreement or the Merger Agreement, or any of the terms hereof or thereof without the prior written consent of Intel, which consent may be withheld at the sole discretion of Intel. Notwithstanding the foregoing, Intel may disclose its investment in the Company and the terms thereof to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any such information disclosed by Intel in a press release or other public announcement. If the Company or Intel determines that any disclosure not otherwise authorized by this Agreement is required by law or regulation, then the provisions of Section 6.13 regarding disclosure of Confidential Information by a Disclosing Party shall govern.

     The parties have executed this Stock Purchase Agreement as of the date first written above.


                                       HOLLYWOOD ENTERTAINMENT CORPORATION


                                       By:--------------------------------------

                                       Name:------------------------------------

                                       Title:-----------------------------------


                                       PURCHASER


                                       By:--------------------------------------

                                       Name:------------------------------------

                                       Title:-----------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                               No. of Shares of
Name and Address               Common Stock              Price Per      Aggregate Purchase
of Purchaser                   to be Purchased             Share               Price

Scott Beck                          31,794                $13.50         $   429,219.00
835 11th Street
Boulder, CO  80302

Bowana Foundation                  262,534                 13.50           3,544,209.00
Attn:  Scott Beck
835 11th Street
Boulder, CO  80302

Pearl Street Trust                 984,100                 13.50          13,285,350.00
Attn:  Scott Beck
835 11th Street
Boulder, CO  80302

CMG@Ventures II, LLC             2,909,918                 13.50          39,283,893.00
Attn:  Peter Mills
3000 Alpine Road
Menlo Park, CA  94028

Intel Corporation                  262,535                 13.50           3,544,222.50
Attn:  Terri Remillard
2625 Walsh Avenue, Building 4
Santa Clara, CA 95052

Vulcan Ventures Incorporated       525,069                 13.50           7,088,431.50
Attn:  Eric Robison
110 - 110th Avenue NE, Suite 500
Bellevue, WA 98004

Toby Coppel                          1,850                 13.50              24,975.00
Allen & Company Incorporated
711 Fifth Avenue
New York, NY  10022

John H. Josephson                    7,400                 13.50              99,900.00
Allen & Company Incorporated
711 Fifth Avenue
New York, NY  10022

Eran Ashany                          7,400                 13.50              99,900.00
Allen & Company Incorporated
711 Fifth Avenue
New York, NY  10022

Nancy Peretsman                      7,400                 13.50              99,900.00
Allen & Company Incorporated
711 Fifth Avenue
New York, NY  10022

         TOTALS                  5,000,000                               $67,500,000.00

                                    EXHIBIT B


                        LEGAL OPINION OF COMPANY COUNSEL

                                    EXHIBIT C

                           COMPANY DISCLOSURE SCHEDULE